Exhibit 99.1

News Release WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
WESCO International, Inc. Reports
Second Quarter 2009 Results
•	Strong second quarter cash flow contributed to record year-to-date operating cash flow of $205 million

•	Reduced comparable quarter selling, general and administrative expenses by $37 million

•	Productivity initiatives will deliver $90 million of sustainable cost reductions
PITTSBURGH, July 23, 2009 /PRNewswire/ — WESCO International, Inc. (NYSE: WCC), a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its 2009 second quarter financial results.
Consolidated net sales for the second quarter of 2009 were $1,159 million compared with $1,588 million for the second quarter of 2008, a decrease of 27%. Adjusted for the negative impact of foreign exchange, consolidated sales decreased 25.6% for the quarter. Gross margin for the quarter was 19.3%, down 20 basis points, compared to the same quarter of 2008. Selling, general and administrative (“SG&A”) expenses were $169.9 million, which were $37.0 million less than the second quarter of 2008 and $17.6 million less than the first quarter of 2009. Operating income for the quarter was $47.6 million versus $96.8 million in last year’s comparable quarter. Joint venture income was $1.1 million versus $2.6 million in last year’s comparable quarter.
Total debt, net of cash, was $863 million at quarter end, a reduction of $191 million from December 31, 2008. Free cash flow was $67 million for the second quarter 2009 and $199 million for the six months ended June 30, 2009.
Total interest expense for the second quarter of $13.8 million compared to $16.0 million for the second quarter of 2008. On January 1, 2009, WESCO retrospectively implemented the new accounting standard, FSP APB14-1, for its convertible debentures. As a result of this change, $3.8 million and $3.6 million of non-cash interest expense was recorded in the respective second quarters of 2008 and 2009. The overall reduction to interest expense in the second quarter of 2009, relative to the second quarter of 2008, was attributable to lower interest rates and reduced debt levels. The effective tax rate for the current quarter was 24.4% versus 30.5% in the comparable quarter of 2008.
Net income for the second quarter was $26.4 million versus $58.0 million for the comparable quarter in 2008. Diluted earnings per share for the quarter were $0.62 per share versus $1.33 per share in the second quarter of 2008. A total of 42.7 million shares were outstanding as of the end of the second quarter of 2009 compared to 43.6 million shares in the comparable period in 2008.
Mr. John J. Engel, WESCO’s Senior Vice President and Chief Operating Officer, commented, “We are taking quick and decisive actions to manage the Company through the global economic downturn. WESCO is currently facing weaker end market demand across most of our served markets. We continue to focus our energies on a series of sales and cost reduction programs and LEAN productivity initiatives to efficiently serve our customers and take market share in this challenging environment.”
Mr. Stephen A. Van Oss, Senior Vice President and Chief Administrative Officer, stated, “Our cost reduction efforts will continue throughout the remainder of the year. Actions are focused on branch optimization, staffing adjustments, and further elimination of discretionary expenses. Through the second quarter, we have made staffing adjustments of over 900 positions from last year’s employment levels. We are on target to reduce overall 2009 SG&A expenses by over $140 million compared to 2008. On a year-over-year basis, gross margins declined by 20 basis points due to a heavier mix of direct ship business. LEAN initiatives are aimed at sales activities and on improving gross margin performance. We anticipate seeing improved gross margins over the remainder of the year.”
Mr. Van Oss continued, “Effective working capital management resulted in excellent free cash flow which was directed toward debt reduction. For the quarter, our variable rate debt was reduced by $76 million and liquidity increased to $389 million. We continue to be focused on cash generation, debt reduction and improving the Company’s capital structure to maximize liquidity and operational flexibility.”
Consolidated net sales for the six months ended June 30, 2009 were $2,339 million versus $3,053 million in last year’s comparable period, a 23.4% decrease. Consolidated sales decreased 21.6% for the six months ended June 30, 2009 when adjusted for the negative impact of foreign exchange. Gross margin in the current six-month period of 19.8% was equivalent to the prior year comparable period. SG&A expenses for the six months ending June 30, 2009 were $357.3 million or $61.2 million lower than the comparable period in 2008. Operating income totaled $91.2 million versus $173.9 million last year. The effective tax rate for the 2009 six month period was 26.4% versus 30.6% in the comparable period. Net income for the 2009 year-to-date period was $49.7 million versus $100.7 million last year. Diluted earnings per share were $1.17 per share in 2009 versus $2.30 per share in 2008.
Mr. Engel continued, “Customers are increasingly looking for new ways to streamline their supply chains while improving the efficiency and effectiveness of their operations. WESCO professionals are effectively addressing these needs and are demonstrating a high degree of personal commitment and extra effort in serving our customers each and every day. We’re building on our leading National Accounts and Integrated Supply business models, capturing new customers and expanding with current customers. We’re also encouraged by our efforts targeting government and stimulus plan opportunities which are expected to provide incremental revenue opportunities as we move through 2009 and into 2010. Our priorities remain centered on providing superior customer satisfaction with our unparalleled product and service offering, and continuing to develop and strengthen our team to ensure that we will emerge an even stronger Company when the economy rebounds.”
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Teleconference
WESCO will conduct a teleconference to discuss the second quarter earnings as described in this News Release on Thursday, July 23, 2009, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed from the Company’s website at http://www.wesco.com. The conference call will be archived on this Internet site for seven days.
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WESCO International, Inc. (NYSE: WCC) is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation’s largest provider of integrated supply services. 2008 annual sales were approximately $6.1 billion. The Company employs approximately 6,400 people, maintains relationships with over 23,000 suppliers, and serves more than 115,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates seven fully automated distribution centers and approximately 400 full-service branches in North America and select international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.
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The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as the Company’s other reports filed with the Securities and Exchange Commission.
Contact: Stephen A. Van Oss, Senior Vice President and
Chief Administrative Officer
WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	June 30, 2009 (1)		June 30, 2008 (1) (2)

Net sales	$1,159.2		$1,587.8
Cost of goods sold (excluding depreciation and amortization below)	935.3	80.7%	1,277.4	80.5%
Selling, general and administrative expenses	169.9	14.7%	206.9	13.0%
Depreciation and amortization	6.4		6.7

Income from operations	47.6	4.1%	96.8	6.1%
Interest expense, net	13.8		16.0
Other (income) expense	(1.1)		(2.6)

Income before income taxes	34.9	3.0%	83.4	5.3%
Provision for income taxes	8.5		25.4

Net income	$26.4	2.3%	$58.0	3.7%

Diluted earnings per common share	$0.62		$1.33
Weighted average common shares outstanding and common share equivalents used in computing diluted earnings per share (in millions)	42.7		43.6

(1)	See Exhibit A for footnote detail regarding the new accounting standard for the convertible debentures.

(2)	Balances have been revised to reflect retrospective implementation of the new accounting standard for the convertible debentures.

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Six Months		Six Months
	Ended		Ended
	June 30, 2009 (1)		June 30, 2008 (1) (2)

Net sales	$2,338.8		$3,053.0
Cost of goods sold (excluding depreciation and amortization below)	1,876.8	80.2%	2,447.0	80.2%
Selling, general and administrative expenses	357.3	15.3%	418.5	13.7%
Depreciation and amortization	13.5		13.6

Income from operations	91.2	3.9%	173.9	5.7%
Interest expense, net	26.4		34.1
Other (income) expense	(2.7)		(5.4)

Income before income taxes	67.5	2.9%	145.2	4.8%
Provision for income taxes	17.8		44.5

Net income	$49.7	2.1%	$100.7	3.3%

Diluted earnings per common share	$1.17		$2.30
Weighted average common shares outstanding and common share equivalents used in computing diluted earnings per share (in millions)	42.6		43.8

(1)	See Exhibit A for footnote detail regarding the new accounting standard for the convertible debentures.

(2)	Balances have been revised to reflect retrospective implementation of the new accounting standard for the convertible debentures.

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions)
(Unaudited)

	June 30,	December 31,
	2009 (2)	2008 (1)(2)(3)
Assets
Current Assets
Cash and cash equivalents	$103.3	$86.3
Trade accounts receivable	680.5	791.4
Inventories, net	516.7	605.7
Other current assets	79.2	74.3

Total current assets	1,379.7	1,557.7
Other assets	1,139.8	1,162.1

Total assets	$2,519.5	$2,719.8

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$487.5	$556.5
Other current liabilities	112.7	449.5

Total current liabilities	600.2	1,006.0

Long-term debt	929.9	801.4
Other noncurrent liabilities	167.8	157.3

Total liabilities	1,697.9	1,964.7

Stockholders’ Equity
Total stockholders’ equity	821.6	755.1

Total liabilities and stockholders’ equity	$2,519.5	$2,719.8

(1)	Balances have been revised to reflect retrospective implementation of the new accounting standard for the convertible debentures.

(2)	See Exhibit B for footnote detail regarding the new accounting standard for the convertible debentures.

(3)	Certain balances have been reclassified to conform with current year presentation.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands)
(Unaudited)

	Twelve Months	Twelve Months
	Ended	Ended
	June 30, 2009 (1)	December 31, 2008 (1)

Financial Leverage:
Income from operations	$262,940	$345,667
Depreciation and amortization	26,622	26,731

EBITDA	$289,562	$372,398

Short-term debt	$—	$295,000
Current debt	3,872	3,823
Long-term debt	929,905	801,427
Debt discount	32,810	40,501

Total debt	$966,587	$1,140,751

Financial leverage ratio	3.3	3.1
Note: Financial leverage is provided by the Company as an indicator of capital structure position. Financial leverage is calculated by dividing total debt by the trailing twelve months earnings before interest, taxes, depreciation and amortization.

	Three Months	Six Months
	Ended	Ended
	June 30, 2009	June 30, 2009
Free Cash Flow:
Cash flow provided by operations	$70.1	$204.7
Less: Capital expenditures	(3.4)	(6.2)

Free cash flow	$66.7	$198.5

Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to provide a source of funds for any of the Company’s financing needs.

(1)	Balances have been revised to reflect retrospective implementation of the new accounting standard for the convertible debentures.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)
(dollar amounts in millions)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	June 30, 2009	June 30, 2008

Gross Profit:
Net sales	$1,159.2	$1,587.8
Cost of goods sold (excluding depreciation and amortization)	935.3	1,277.4

Gross profit	$223.9	$310.4

Gross margin	19.3%	19.5%

	Six Months	Six Months
	Ended	Ended
	June 30, 2009	June 30, 2008

Gross Profit:
Net sales	$2,338.8	$3,053.0
Cost of goods sold (excluding depreciation and amortization)	1,876.8	2,447.0

Gross profit	$462.0	$606.0

Gross margin	19.8%	19.8%
Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

Exhibit A
On January 1, 2009, WESCO retrospectively implemented the provisions of FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”), for its 2.625% Convertible Senior Debentures due 2025 (the “2025 Debentures”) and 1.75% Convertible Senior Debentures due 2026 (the “2026 Debentures”). Prior to the adoption of FSP APB 14-1, WESCO accounted for its convertible debt instruments as long-term debt. FSP APB 14-1 requires an issuer of certain convertible debt instruments to separately account for the liability and equity components of convertible debt instruments in a manner that reflects the issuer’s nonconvertible debt borrowing rate.
Interest expense for the 2025 and 2026 Debentures under the new accounting standard totaled $6.1 million and $5.9 million for the three months ended June 30, 2009 and 2008, respectively, of which $3.8 million and $3.6 million, respectively, was non-cash interest. For the six months ended June 30, 2009, interest expense totaled $12.3 million and $11.8 million, respectively, of which $7.7 million and $7.3 million, respectively, was non-cash interest.
The following table provides the incremental effect of applying FAS APB 14-1 on individual line items in the 2008 consolidated income statement:

	Previously Reported	Revised
	Three Months	Three Months
	Ended June 30,	Ended June 30,
Condensed Consolidated Statement of Income	2008	2008
Interest Expense, net	$12.5	$16.0
Income before income taxes	$86.9	$83.4
Provision for income taxes	$26.8	$25.4
Net Income	$60.1	$58.0
Earnings per share:
Diluted	$1.38	$1.33

	Six Months Ended	Six Months
	June 30,	Ended June 30,
Condensed Consolidated Statement of Income	2008	2008
Interest Expense, net	$27.1	$34.1
Income before income taxes	$152.2	$145.2
Provision for income taxes	$47.2	$44.5
Net Income	$105.0	$100.7
Earnings per share:
Diluted	$2.39	$2.30
Exhibit B
As previously mentioned, on January 1, 2009, WESCO retrospectively implemented the provisions of FSP APB 14-1for its 2025 Debentures and 2026 Debentures. Proceeds of $150 million and $300 million were received in connection with the issuance of the 2025 Debentures and 2026 Debentures, respectively. WESCO utilized an interest rate of 6% for both the 2025 Debentures and 2026 Debentures to reflect the non-convertible market rate of its offerings upon issuance. As of June 30, 2009, the unamortized discount for the 2025 Debentures and 2026 Debentures was $5.8 million and $27.0 million, respectively. As of December 31, 2008, the unamortized discount for the 2025 Debentures and 2026 Debentures was $8.1 million and $32.4 million, respectively. The net carrying amounts of the liability components are classified as long-term debt in the consolidated balance sheets. As of June 30, 2009 and December 31, 2008, the aggregate equity component for the 2025 Debentures and 2026 Debentures totaled $12.3 million and $31.2 million, respectively.
WESCO recorded a deferred tax liability for the basis difference associated with the liability components. The initial recognition of deferred taxes was recorded as an adjustment to additional capital. In subsequent periods, the deferred tax liability is reduced and a deferred tax benefit is recognized in earnings as the debt discount is amortized to pre-tax income.
The following table provides the incremental effect of applying FAS APB 14-1 on individual line items in the 2008 consolidated balance sheet:

	Previously Reported	Revised
	December 31,	December 31,
Condensed Consolidated Balance Sheet	2008	2008
Other assets	$1,163.3	$1,162.1
Total assets	$2,721.0	$2,719.8
Long-term debt	$841.9	$801.4
Other noncurrent liabilities	$141.0	$157.3
Total liabilities	$1,988.9	$1,964.7
Total stockholder’s equity	$732.0	$755.1
Total liabilities and stockholder’s equity	$2,721.0	$2,719.8